EXHIBIT 23.2


                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 26, 2001, on the financial statements of Main Street and Main, Incorporated ("the Company") as of December 25, 2000, in the Form 10-K of the Company for the year ended December 31, 2001. It should be noted that we have not audited any financial statements of the Company subsequent to December 25, 2000, or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Phoenix, Arizona
March 22, 2002